Exhibit 10.2
INDUCEMENT STOCK OPTION AGREEMENT

THIS INDUCEMENT STOCK OPTION AGREEMENT (this “Agreement”) is between Femasys Inc., a Delaware corporation (the “Company”), and [●] (the “Grantee”) and is made as of [●], 2022.
RECITALS

WHEREAS, the Company maintains the Femasys Inc. 2021 Equity Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”);

WHEREAS, the Plan permits the Company to award options to purchase shares of the Company’s common stock, $0.001 par value per share (“Shares”), subject to the terms of the Plan;
WHEREAS, as an inducement material to the Grantee’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1, the Company desires to grant this Option to purchase Shares to the Grantee outside of the Plan pursuant to the terms of this Agreement;

WHEREAS, notwithstanding the foregoing, the Company and the Grantee intend for this Agreement and the Option to be subject to all of the terms and conditions of the Plan, as if the Option had been granted under the Plan; and

WHEREAS, all of the capitalized terms used in this Agreement not otherwise defined in this Agreement have the same respective meanings as defined in the Plan.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

Section 1. Grant of Option. Effective as of the Grant Date (as specified on Schedule A hereto), the Company grants to the Grantee, pursuant to the Plan and the terms and conditions of this Agreement, an option to purchase that number of Shares and at the exercise price set forth on Schedule A hereto (the “Option”). The Option is not, and is not intended to be, an Incentive Stock Option under Section 422 of the Code.

Section 2. Term of Option. Unless earlier terminated pursuant to the Plan or the other provisions of this Agreement, the Option shall terminate at the time and on the date specified on Schedule A hereto (the “Expiration Date”).

(a) Except as otherwise provided in Section 7.2 of the Plan or in an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, upon the Grantee’s termination of employment with the Company and its Subsidiaries for any reason whatsoever, the Option shall terminate as to that number of Shares as to which the Option is not vested at the time of such termination of employment, without any compensation or other payment due to the Grantee or any other Person.

(b) If the Grantee’s employment with the Company or any of its Subsidiaries is terminated for Cause, then the unexercised portion of the Option (whether or not vested) will terminate immediately upon such termination of employment, without any compensation or other payment due to the Grantee or any other Person.

(c) Except as otherwise provided in Section 7.2 of the Plan or in an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, if the Grantee’s employment with the Company and its Subsidiaries terminates for any reason other than Cause, death or Disability, then the Option may be exercised to the extent vested at the time of such termination of employment at any time prior to the earlier of the Expiration Date and 90 days after such termination of employment, and any part of the Option which is not exercised within such period shall terminate at the end of such period without any compensation or other payment due to the Grantee or any other Person. Except as otherwise provided in Section 7.2 of the Plan or in an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, if the Grantee’s employment with the Company and its Subsidiaries terminates by reason of his or her death or Disability, then the Option may be exercised, as to the number of whole Shares with respect to which the Option is vested and exercisable at the time of such death or Disability, at any time prior to the earlier of the Expiration Date and twelve (12) months after such termination of employment, and any part of the Option which is not exercised within such period shall terminate at the end of such period without any compensation or other payment due to the Grantee or any other Person.

(d) The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to termination of employment, including, but not by way of limitation, the question of whether a termination of employment resulted from Cause.

Section 3. Vesting. The Option shall vest as provided on Schedule A hereto.

Section 4. Manner of Exercise.

(a) To exercise the Option, the Grantee shall comply with such procedures for exercise as the Committee shall have adopted, as may be in effect from time to time. Payment of the exercise price shall be in cash or such other form of consideration as the Committee may accept in its sole discretion. Any exercise of the Option is conditioned on the Grantee’s payment to the Company in full of the aggregate exercise price (in accordance with the procedures established by the Committee and permitted under the terms of the Plan) of the portion of the Option being exercised, plus the amount of the withholding taxes determined by the Company to be due upon the purchase of such number of Shares (unless the Committee shall have consented to the making of other arrangements with the Grantee with respect to the payment of such withholding taxes).

(b) The date on which the Company receives the notice of exercise accompanied by payment in full of the exercise price for the Shares covered by the notice and the applicable withholding taxes shall be the date as of which the Shares shall be deemed to have been issued.

(c) To exercise the Option following the Grantee’s death, the Persons who acquire the right to exercise the Option must prove to the Committee’s satisfaction that they have duly acquired the Option and that they have paid (or have provided for payment of) any taxes, such as estate, transfer, inheritance or death taxes, payable with respect to the Option or the Shares to which it relates, in addition to satisfying the other terms and conditions set forth in this Agreement.

Section 5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Company that, as of the Grant Date, (i) the Grantee has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement constitutes valid and binding obligation of the Grantee, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 6. Transferability. The Option may only be transferred in accordance with Section 12 of the Plan.

Section 7. Withholding. The Grantee shall be responsible for making appropriate provision for all taxes required to be withheld in connection with the Option (including the exercise thereof). Such responsibility shall extend to all applicable federal, state, local and foreign withholding taxes. The Company or its Subsidiaries, in their sole discretion, shall have the right to retain from the Shares otherwise deliverable on exercise of the Option the number of Shares whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes (or to withhold from any payroll or other amounts otherwise due to the Grantee the amount of withholding taxes due in connection with the Option (including the exercise thereof)).

Section 8. The Plan. The Company and the Grantee acknowledge and agree that (a) the Option is granted outside of the Plan, (b) notwithstanding the foregoing, the Option is subject to all of the terms and conditions as set forth in the Plan as if it had been granted thereunder, and (c) accordingly, the terms and conditions of the Plan are incorporated herein by reference in their entirety. The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee with respect to the Plan, this Agreement, the Option and any agreement relating to the Option. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

Section 9. Rights in Shares Before Issuance and Delivery. The Grantee shall not have any rights as a stockholder of the Company with respect to the Shares underlying the Option unless and until the Option has been exercised and such Shares have been issued to the Grantee as fully paid Shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8 of the Plan.

Section 10. No Promise of Employment. Neither the Plan nor the granting, holding, vesting or exercise of the Option will confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary, or limit, in any respect, the right of the Company or any Subsidiary to terminate the Grantee at any time, for any reason and with or without notice.

Section 11. Qualifications to Exercise. Notwithstanding anything in this Agreement or in the Plan to the contrary, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise is required upon any securities exchange or under any state, federal, or foreign law, or (b) the consent or approval of any regulatory body is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company (regardless of any termination of the Option prior to such listing, registration, qualification or approval). The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall not be required to issue fractional Shares upon the exercise of the Option.

Section 12. Conditions to Transfer. As a condition to the exercise of the Option, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The certificate issued to evidence such Shares, if any, may bear appropriate legends summarizing these restrictions.

Section 13. Investment Representation. The Grantee hereby represents and warrants to the Company that the Grantee, by reason of the Grantee’s business or financial experience (or the business or financial experience of the Grantee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Grantee’s own interests in connection with the transactions contemplated under this Agreement.

Section 14. Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of the Option to the Grantee by the Company.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Grantee and his or her permitted transferees, heirs, executors, administrators and legal representatives.

Section 16. Amendment; Termination; Waiver. Except as otherwise provided in the Plan, this Agreement may be amended or terminated, and its terms or covenants waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Grantee that, in the case of an amendment or waiver, identifies the specific provision of this Agreement being amended or waived (as applicable).

Section 17. Covenants Agreement. The Option shall be subject to forfeiture at the election of the Company in the event that the Grantee breaches any agreement between the Grantee and the Company or any of its Affiliates with respect to non-competition, non-solicitation, non-disparagement, assignment of inventions or contributions and/or nondisclosure obligations of the Grantee

Section 18. Delivery of Documents and Notices. Unless otherwise specified by the Grantee in writing, all documents relating to the Plan (including, without limitation, the Plan, this Agreement, the Plan prospectus and any reports of the Company provided generally to the Company’s stockholders) may be delivered to the Grantee electronically. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or other means of electronic delivery specified by the Company.

The Grantee acknowledges that the Grantee has read this Section 18 and consents to the electronic delivery of the Plan documents. The Grantee acknowledges that he or she may request from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing. The Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Grantee understands that the Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the Grantee’s attempted electronic delivery of such documents fails. The Grantee may revoke his or her consent to the electronic delivery of documents described in this Section 18 or may change the electronic mail address to which such documents are to be delivered (if the Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by postal service or electronic mail. The Grantee understands that he or she is not required to consent to electronic delivery of documents described in this Section 18.

Section 19. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 20. JURISDICTION; WAIVER OF JURY TRIAL. BY ENTERING INTO THIS AGREEMENT, THE COMPANY AND THE GRANTEE IRREVOCABLY SUBMIT TO AND ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS LOCATED IN GEORGIA (OR IF FEDERAL JURISDICTION DOES NOT EXIST, IN THE STATE COURTS LOCATED IN GWINNETT COUNTY, GEORGIA) WITH RESPECT TO ALL DISPUTES RELATING TO THIS AGREEMENT, THE OPTION OR THE PLAN. THE COMPANY AND THE GRANTEE HEREBY ACCEPT SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF GEORGIA AND THE RULES OF ITS COURTS, WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND AGREE TO BE BOUND BY ANY JUDGMENT RENDERED BY SUCH COURTS ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT, THE OPTION OR THE PLAN. THE COMPANY AND THE GRANTEE IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH, THIS AGREEMENT, THE OPTION OR THE PLAN.

Section 21. Severability. All provisions of this Agreement are distinct and severable and if any clause shall be held to be invalid, illegal or against public policy, the validity or the legality of the remainder of this Agreement shall not be affected thereby, and the remainder of this Agreement shall be interpreted to give maximum effect to the original intention of the parties hereto.

Section 22. Defined Terms/Construction. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings ascribed to them in the Plan. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 23. Clawback/Forfeiture. The Option and the Shares issued or issuable pursuant to the Option are subject to forfeiture or clawback by the Company to the extent required and allowed by law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes Oxley Act of 2002 and any implementing rules and regulations promulgated thereunder, and pursuant to any forfeiture, clawback or similar policy of the Company, as such laws, rules, regulations and policy may be in effect from time to time.

Section 24. Inducement Stock Option Award. The Company and the Grantee acknowledge and agree the grant of the Option is an inducement material to the Grantee’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

FEMASYS INC.

By:
Name:
Title:

GRANTEE

Name:

[Signature Page to Inducement Stock Option Agreement]

 EXHIBIT A

1.	Grant Date:

2.	Number of Shares Subject to the Option:

3.	Per Share Exercise Price:

4.	Expiration Date:

5.	Vesting Schedule:

A-1